Exhibit 99.1

EX-99.1 2 dex991.htm PRESS RELEASE

FOR RELEASE: 10:00 AM Tuesday, 02/15/2005

CONTACT:

Irving Smith, CFO

Fountain Powerboat Industries, Inc.

ismith@fountainpowerboats.com

252-975-2000

FOUNTAIN POWERBOAT INDUSTRIES, INC. ANNOUNCES SECOND

QUARTER FINANCIAL RESULTS

Sales up 31 Percent with Order Backlog at $38 Million

WASHINGTON, NC – February 15, 2005 – Fountain Powerboats, Inc. (NASDAQ:FPWR), a subsidiary of Fountain Powerboat Industries, Inc. and leading manufacturer of high performance sport boats, fish boats and express cruisers, today announced results for the second quarter of fiscal 2005, ending December 31, 2004.

Net sales for the quarter were $17,451,992, up from sales of $13,361,811 for the second quarter of fiscal 2004, a 31 percent increase. The Company reported an operating profit of $250,548 for the quarter compared to an operating profit of $457,053 for the second quarter of fiscal 2004. The net loss for the quarter was ($43,743), or a net loss per share of ($0.01) on a basic and diluted basis, compared to net income of $239,059 for the second quarter of fiscal 2004, or earnings per share of $0.05.

According to Fountain’s Chief Financial Officer, Irving Smith, the net loss was due primarily to the restructuring of the factory’s process flow and increased costs of petroleum-based products used in the manufacturing process, the rising cost of nickel, and significant increases in transportation costs.

“Over the past several months, manufacturing processes have been streamlined to enhance production flow and efficiency, improve the manufacturing process and increase capacity,” said Smith. “These improvements, along with passing on increased materials and transportation costs via competitive price increases, have already improved the gross margin percentage for January by 33 percent when compared to the gross margin percentage for our fiscal second quarter ended December 31, 2004. We expect to significantly improve gross profit margins during the second six months of fiscal 2005.”

Net sales for the first six months of fiscal 2005 ended December 31, 2004 were $34,255,901, compared to net sales of $26,247,043 for the first six months of fiscal 2004, a 31 percent increase. Operating income for the first six months of fiscal 2005 was $759,688 compared to $567,805 for the first six months of fiscal 2004. Net income for the first six months of fiscal 2005 was $270,182, or earnings per share of $0.06 on a basic and diluted basis, compared to a net loss of $(117,288) for the first six months of fiscal 2004, or a net loss per share of $(0.02) on a basic and diluted basis.

The company’s balance sheet remains strong with $3.3 million in cash and cash equivalents, a current ratio of 1.60:1 and shareholders’ equity of approximately $6.6 million.

“We are once again pleased to announce record revenue growth for the quarter,” commented Fountain Powerboats Chief Executive Officer and President Reginald M. Fountain, Jr. “The Fort Lauderdale International Boat Show, along with the New York National Boat Show, produced record sales of $8 million, which is particularly noteworthy as our business is somewhat seasonal. We are currently preparing for the Miami Boat Show, generally our most successful show of the boating season, with the unveiling of four new boats, a 42’ Poker Run Edition Sport Boat, a 33’ Sport Fish Cruiser, a 32’ Center Console Fish Boat and a 23’ Center Console Fish Boat. We have just spent more than a half million dollars restructuring and enhancing our manufacturing operation to improve our productivity and increase our capacity. I am pleased to say that we have the order backlog and capacity to meet our projections of $67 million in sales for fiscal 2005.”

About Fountain Powerboats, Inc.

Fountain Powerboats, Inc., a subsidiary of Fountain Powerboat Industries, Inc., has its executive offices and manufacturing facilities along the Pamlico River in Beaufort County, North Carolina. The company designs, manufactures, and sells offshore sport boats, sport fishing boats and sport cruisers that target the segment of the recreational power boat market where speed, performance, safety and quality are the main criteria for purchase. These recreational boats are based upon an innovative, award-winning design enabling world-class performance while using standard reliable power. There are currently 12 buildings located on 65 acres totaling over 235,000 square feet accommodating 30 to 40 boats in various stages of construction at any one time. The present plant site can also accommodate up to 300,000 square feet of additional manufacturing space. The land and buildings are wholly owned by Fountain Powerboat Industries, Inc., and its subsidiary, Fountain Powerboats, Inc. For more information, visit www.fountainpowerboats.com.

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Safe Harbor for forward-looking statements:

Except for the historical information contained herein, this press release contains forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. Such forward-looking statements are subject to known and unknown risks, uncertainties or other factors that may cause the company’s actual results to be materially different from historical results or any results expressed or implied by such forward-looking statements. We assume no obligation to update any forward-looking statements to reflect events or circumstances arising after the date hereof. The potential risks and uncertainties which could cause actual growth and results to differ materially include but are not limited to, customer acceptance of the company’s services, products and fee structures, the success of the company’s brand development efforts, the volatile and competitive nature of the industry, and changes in domestic and international market conditions, and foreign exchange rates. Further information on the factors and risks that could affect Fountain Powerboat Industries, Inc. business, financial condition and results of operations are included under the “Risk Factors” or “Factors Affecting our Operating Results” sections of Fountain Powerboat Industries, Inc. public filings with the Securities and Exchange Commission, available at (http://www.sec.gov).

Table Follows

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2004	June 30, 2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,329,308	$3,713,789
Accounts receivable, net	5,036,969	4,137,484
Inventories	4,711,835	4,653,402
Prepaid Expenses	193,450	429,657
Current tax assets	279,876	268,903

Total Current Assets	13,551,438	13,203,235

PROPERTY, PLANT AND EQUIPMENT	44,629,721	43,183,460
Less: Accumulated depreciation	(28,022,767)	(27,269,666)

	16,606,954	15,913,794

CASH SURRENDER VALUE LIFE INSURANCE	1,683,097	1,581,316
OTHER ASSETS	727,245	665,815

TOTAL ASSETS	$32,568,734	$31,364,160

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities - long-term debt	$775,691	$772,704
Current maturities - capital lease	17,709	17,710
Accounts payable	4,022,735	2,821,866
Accounts payable - related party	10,750	21,000
Accrued expenses	323,414	1,172,210
Dealer incentives	1,845,794	1,203,522
Customer deposits	708,715	86,077
Allowance for boat repurchases	75,000	75,000
Warranty reserve	710,000	710,000

Total Current Liabilities	8,489,808	6,880,089
LONG-TERM DEBT, less current portion	17,193,898	17,870,041
CAPITAL LEASE, less current maturities	1,843	6,657
DEFERRED TAX LIABILITY	279,876	268,903

COMMITMENTS AND CONTINGENCIES
Total Liabilities	25,965,425	25,025,690

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value, 200,000,000 shares authorized, 4,814,275 shares issued and outstanding as of September 30, 2004 and 4,807,608 as of June 30, 2004	48,142	48,076
Additional paid-in capital	10,527,053	10,517,451
Accumulated (deficit)	(3,829,357)	(4,099,540)

	6,745,838	6,465,987
Less: Treasury stock, at cost, 15,000 shares	(110,748)	(110,748)
Accumulated other comprehensive income from interest rate swap	(31,781)	(16,769)

Total Stockholders’ Equity	6,603,309	6,338,470

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,568,734	$31,364,160

FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Six Months Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003

NET SALES	$17,451,992	$13,361,811	$34,255,901	$26,247,043

COST OF SALES	15,108,270	11,334,711	29,428,327	22,187,762

Gross Profit	2,343,722	2,027,100	4,827,574	4,059,281

EXPENSES:
Selling Expense	1,150,886	1,050,694	2,538,810	2,406,264
General and Administrative	942,288	519,353	1,529,076	1,085,212

Total Expenses:	2,093,174	1,570,047	4,067,886	3,491,476

OPERATING INCOME	250,548	457,053	759,688	567,805

NON-OPERATING INCOME (EXPENSE):
Other income (expense)	94	(1,962)	792	1,097
Interest expense	(294,385)	(216,032)	(490,298)	(686,190)

Total Non-operating Income (Expense)	(294,291)	(217,994)	(489,506)	(685,093)

INCOME (LOSS) BEFORE INCOME TAXES	(43,743)	239,059	270,182	(117,288)

INCOME TAX EXPENSE	—	—	—	—

NET INCOME (LOSS)	$(43,743)	$239,059	$270,182	$(117,288)

BASIC EARNINGS (LOSS) PER SHARE	$(0.01)	$0.05	$0.06	$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING	4,814,275	4,757,608	4,811,268	4,757,608

DILUTED EARNINGS (LOSS) PER SHARE	$(0.01)	$0.05	$0.06	$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	4,866,882	4,819,635	4,863,514	4,821,862